Exhibit 23.3
CONSENT OF HUDDLESTON & CO., INC.
As independent oil and gas consultants, we hereby consent to the references to us and our reserve reports for the years ended December 31, 2008, 2007 and 2006 in Callon Petroleum Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

HUDDLESTON & CO., INC.
/s/ Peter D. Huddleston
Peter D. Huddleston, P.E.
President

Houston, Texas
June 24, 2009